ALIC

Loan No. 123523

FORM MORTGAGE NOTE

$[_]	As of March 13, 2015

1.Payment of Principal and Interest.  FOR VALUE RECEIVED, GWL 4 CORPORATE LLC, a Delaware limited liability company (“GWL 4”), GWL 8 CORPORATE LLC, a Delaware limited liability company (“GWL 8”), GWL 1110 CENTENNIAL LLC, a Delaware limited liability company (“GWL 1110”), GWL 25 CORPORATE LLC, a Delaware limited liability company, GWL 21 CONSTITUTION LLC, a Delaware limited liability company (“GWL 21”) and GWL 11 CONSTITUTION LLC, a Delaware limited liability company (“GWL 11”; GWL 4, GWL 8, GWL 1110, GWL 25, GWL 21 and GWL 11 being hereinafter referred to, collectively, as “Maker”), hereby promises to pay to the order of ALLSTATE LIFE INSURANCE COMPANY, an Illinois insurance company, and any subsequent holder of this Note (“Holder” or “Holders”) in the manner hereinafter provided, the principal amount of [_] together with interest on the outstanding principal balance from the date of the initial disbursement (for purposes of this Note, “disbursement” means the date funds are wire transferred from Holder’s account) of all or a part of the principal of this Note (the “Disbursement Date”) until maturity at the rate of four percent (4%) per annum (the “Contract Rate”) as follows (the initial payment and each subsequent payment shall each hereinafter be referred to as a “Monthly Payment”):

(a)	on the Disbursement Date, interest only, in advance, accruing from the Disbursement Date to the last day of March 2015, both inclusive;
(b)	interest only, in arrears, in the amount of [_] on the first day of May 2015 and on the first day of each month thereafter until April 1, 2018;
(c)

in arrears, on the first day of May 2018 and on the first day of each month thereafter until this Note matures, principal and interest in consecutive equal installments of [_] which amount is calculated using an amortization period of three hundred sixty (360) months; and

(d)	on April 1, 2025, the entire unpaid principal amount and any interest accrued but remaining unpaid and all other sums due under this Note.

Except for the interest payable under subparagraph 1(a) above, interest shall be payable in arrears and calculated on the basis of a 360 day year containing twelve 30-day months.  All such payments on account of the indebtedness evidenced by this Note shall be first applied to interest accrued on the unpaid principal amount and the remainder toward reduction of the unpaid principal amount.

2.Payment Information.  All payments required to be made hereunder shall be made during regular business hours to Holder at its office c/o Allstate Investments, LLC, Commercial

Mortgage Division, Allstate Plaza South, Suite G5C, 3075 Sanders Road, Northbrook, Illinois 60062-7127, Attention: Servicing Manager, with sufficient information to identify the source and application of such payment to Holder’s Loan No. 123523, or at such other place as Holder may from time to time designate in writing.  All payments shall be made in currency of the United States of America without presentment or surrender of this Note.  Payments to Holder shall be made, at Borrower’s option, (a) by transferring immediately available federal funds by bank wire or interbank transfer for the account of Holder or (b) by check.  Any payment of principal or interest received after 1:00 p.m. Chicago time shall be deemed to have been received by Holder on the next business day and shall bear interest accordingly.  Payments made by check will not be deemed made until good funds for such check are received by Holder or the servicing agent.

3.Security For Note.  The payment of this Note and all other sums due Holder is secured by (a) a Mortgage, Assignment of Leases, Rents and Contracts, Security Agreement and Fixture Filing (the “Mortgage”) of even date herewith, granted by Maker to Holder, as mortgagee, covering Maker’s fee interest in certain real property, the improvements thereon and certain personal property located at (i) 4 Corporate Place, City of Piscataway, County of Middlesex, State of New Jersey and described in the Mortgage, (ii) 8 Corporate Place, City of Piscataway, County of Middlesex, State of New Jersey and described in the Mortgage, (iii) 1110 Centennial Drive, City of Piscataway, County of Middlesex, State of New Jersey and described in the Mortgage, (iv) 25 Corporate Place South, City of Piscataway, County of Middlesex, State of New Jersey and described in the Mortgage, (v) 21 Constitution Avenue, City of Piscataway, County of Middlesex, State of New Jersey and described in the Mortgage and (vi) 11 Constitution Avenue, City of Piscataway, County of Middlesex, State of New Jersey and described in the Mortgage (collectively, the “Property”), and (b) those certain instruments of indebtedness and security described as “Related Agreements” in the Mortgage.  Except as otherwise defined herein, all of the defined terms and provisions contained in the Mortgage and the Related Agreements are hereby incorporated herein by express reference.

4.Late Charges.  If any Monthly Payment required under this Note, other than the payment due at maturity or earlier acceleration of this Note, shall not be paid in full on or before the fifth (5th) day of the month in which such payment is due, Maker acknowledges that the Holder will incur extra expenses for the handling of the delinquent payment and servicing the indebtedness evidenced hereby, and that the exact amount of these extra expenses is extremely difficult and impractical to ascertain, but that a charge of five percent (5%) of the amount of the delinquent payment (“Late Charge”) would be a fair approximation of the expense so incurred by Holder.  If applicable law requires a lesser charge, however, then the maximum charge permitted by such law may be charged by Holder for said purpose.  Therefore, Maker shall, in such event, without further notice, and without prejudice to the right of Holder to collect any other amounts provided to be paid hereunder or under the Mortgage, the Related Agreements or any other instrument executed for purposes of further securing payment of the obligations evidenced by this Note, or to declare an Event of Default (as hereinafter defined), pay to Holder immediately upon demand the Late Charge to compensate Holder for expenses incurred in handling delinquent payments.

5.Interest Payable Upon Default.  If there occurs an Event of Default, under this Note or the Mortgage or under any Related Agreement, then the unpaid principal amount of this Note, and all accrued and unpaid interest thereon  shall bear interest at the Contract Rate plus five percent (5%) per annum compounded monthly (the “Default Rate”) from the date of expiration of any applicable cure or grace period until such time, if any, as the Event of Default is cured, or otherwise until such time as the unpaid principal amount of this Note and all other indebtedness evidenced by this Note are fully repaid, whichever is earlier.

6.Events of Default.  An “Event of Default” shall exist under this Note:

(a)

in the event Maker shall fail to make any monthly payment of interest and/or principal due under this Note, other than the final payment and the Prepayment Premium (as hereinafter defined), on or before the fourth day after such payment is due;

(b)	in the event Maker shall fail to make the final payment or the Prepayment Premium when such payments are due; or
(c)	if there shall exist an Event of Default under the Mortgage or in any of the Related Agreements.

7.Additional Payments.  The additional payments called for under paragraphs 4 and 5 above shall be in addition to, and shall in no way limit, any other rights and remedies provided for in this Note, the Mortgage or in any Related Agreements, or otherwise provided by law.

8.Payment of Taxes and Expenses.

(a)

Maker further promises to pay to Holder, within ten (10) days after Maker’s receipt of written notice from Holder: (i) all recordation, transfer, stamp, documentary or other fees or taxes levied on Holder (exclusive of Holder’s franchise or income taxes) by reason of the making or recording of this Note, the Mortgage or any of the Related Agreements, and (ii) all intangible property taxes levied upon any Holder of this Note or mortgagee under the Mortgage or secured party under the Related Agreements.

(b)

Maker further promises to pay to Holder, within ten (10) days after Maker’s receipt of  written notice from Holder, all actual costs, expenses, disbursements, escrow fees, title charges and reasonable legal fees and expenses actually incurred by Holder in connection with: (i) the collection, attempted collection, or negotiation and documentation of any settlement or workout of any payment due hereunder, and  (ii)  any suit or proceeding whatsoever in regard to this Note or the protection or enforcement of the lien of any instrument securing this Note, including, without limitation, in any bankruptcy proceeding or foreclosure proceeding.  It is the intent of the parties that Maker pay all such expenses and reasonable attorneys’ fees and disbursements incurred by Holder as a result of Holder’s entering into the loan transaction evidenced by this Note (the “Loan”).

9.Prepayment.  Maker is prohibited from prepaying this Note until April 1, 2017 (the “No-Prepayment Period”).  Subsequent to the No-Prepayment Period, at any time, with not less than thirty (30) days’ prior written notice to Holder, specifying the date of prepayment, Maker will have the privilege of prepaying the outstanding principal amount together with any accrued but unpaid interest, any other sums secured by the Mortgage and the Related Agreements, and a prepayment premium (“Prepayment Premium”) equal to the greater of:

(a)	One percent (1%) of the principal amount prepaid; or
(b)	the yield maintenance payment calculated as follows:

If the Prevailing Interest Rate is less than the Contract Rate, the yield maintenance payment shall be the remainder of (x) minus (y) where “(x)” is the present value of all unpaid installments of principal and interest due under this Note from the date of prepayment to and including the original maturity date of this Note, discounted at the Prevailing Interest Rate, and “(y)” is the outstanding principal balance of this Note as of the prepayment date.  The term “Prevailing Interest Rate” as used herein shall mean the yield to maturity on a United States Treasury Bond or Treasury Note, without call options,  selected by Holder having a maturity date as near as possible to the original maturity date of this Note and an “ask” price, as close as possible to par as published two weeks prior to the specified date of prepayment in The Wall Street Journal (including WSJ.com or other similar on-line versions thereof) or in another similar publication of comparable reliability and institutional acceptance  or available from the Federal Reserve Bank of New York (“Current Yield”), less the Basis Point Adjustment as computed in accordance with Exhibit A attached hereto to convert the monthly payments to a semi-annual equivalent.

No Prepayment Premium shall be due on the principal balance prepaid within the sixty (60) day period prior to the original maturity date of this Note.  Written notice of Maker’s election to make a prepayment in full of this Note shall be given in the manner provided for notices under the Mortgage.  Partial prepayment of the outstanding principal amount of this Note shall not be permitted except in accordance with the terms of the Mortgage.  In the event of such a permitted partial prepayment, the Prepayment Premium calculated in this Paragraph 9 shall be prorated based on the amount of the partial prepayment relative to the then current outstanding principal balance of this Note.

Maker acknowledges that Holder:

(a)has advanced the amounts evidenced by this Note with the expectation that such amounts would be outstanding for a period at least equal to the No-Prepayment Period;

(b)would not have been willing to advance such amounts on these terms for a shorter period of time;

(c)in making the Loan evidenced by this Note, is relying on Maker’s creditworthiness and its agreement to pay in strict accordance with the terms set forth in this Note; and

(d)would not make the Loan without full and complete assurance by Maker of its agreement not to prepay all or a part of the principal of this Note except as expressly permitted herein and in the Mortgage.  Maker has been advised and acknowledges that Holder is relying on the receipt of payments under this Note to, among other things, match and support its obligations under contracts entered into by Holder with third parties and that in the event of a prepayment, Holder could suffer loss and additional expenses which are extremely difficult and impractical to ascertain.  Accordingly, it is the express intent of Maker and Holder that (i)  Maker shall have no right to prepay this Note during the No-Prepayment Period, (ii) any prepayment of this Note during the No-Prepayment Period shall only occur in the event Holder accelerates payment under this Note or as otherwise set forth in the Mortgage, (iii) any prepayment described in foregoing clause (ii) shall (unless otherwise expressly permitted in the Mortgage) require the payment of a Prepayment Premium calculated as provided for hereinabove, and (iv) to the extent permitted by applicable law, Maker has waived, and hereby waives, any right to prepay this Note except as expressly provided in the Mortgage or this Note.  In the event, notwithstanding the foregoing express intent of Maker and Holder and the express waiver by Maker of any right to prepay this Note, that the applicable law of the jurisdiction in which the Property is located permits the Maker to prepay this Note during the No-Prepayment Period, then the Prepayment Premium described in clause (iii) above shall be paid to Holder as a condition to any such prepayment.

Maker expressly acknowledges that, pursuant to the provisions of this Note and except as otherwise provided in this Note or the Mortgage, Maker has no right to prepay this Note in whole or in part.  In the event any prepayment is required or expressly permitted, Maker shall be liable for the payment of the Prepayment Premium unless expressly stated otherwise in the Mortgage.  Furthermore, Maker waives any rights it may have under any applicable state laws as they relate to any prepayment restrictions contained in this Paragraph 9 or otherwise contained in this Note and expressly acknowledges that Holder has made the Loan in reliance upon such agreements and waiver of Maker and that Holder would not have made the Loan without such agreements and waiver of Maker.  Maker acknowledges that specific weight has been given to the consideration given for such agreements, which consideration is the granting of the Loan.

10.Evasion of Prepayment Premium.  Maker acknowledges that in the event of an acceleration of payment of this Note during the continuance of an Event of Default by Maker, a tender of payment of an amount necessary to satisfy the entire indebtedness evidenced hereby, but not including the Prepayment Premium, made at any time by Maker, its successors or assigns or by anyone on behalf of Maker, shall be presumed to be and conclusively deemed to constitute a deliberate evasion of the prepayment provisions hereof and shall constitute a prepayment hereunder and shall therefore be subject to the Prepayment Premium as calculated in accordance with this Note with the date of prepayment being deemed the date of occurrence of the foreclosure sale or the tender of payment of the amount necessary to pay the entire indebtedness evidenced hereby in full, including the Prepayment Premium.

11.Maker’s Covenants.  Maker agrees that:

(a)	this instrument and the rights and obligations of all parties hereunder shall be governed by and construed under the laws of the State of New Jersey;

(b)	the obligation evidenced by this Note is an exempted transaction under the Truth-in-Lending Act, 15 U.S.C. §1601, et seq. (1982);
(c)

said obligation constitutes a business loan for the purpose of the application of any laws that distinguish between consumer loans and business loans and that have as their purpose the protection of consumers in the State of New Jersey;

(d)

at the option of the Holder, the United States District Court for the District of New Jersey and any court of competent jurisdiction of the State of New Jersey shall have jurisdiction in any action, suit or other proceeding arising out of or relating to any act taken or omitted hereunder or the enforcement of this Note, the Mortgage and the Related Agreements and Maker shall not assert in any such action, suit or other proceeding that it is not personally subject to the jurisdiction of such courts, that the action, suit or other proceeding is brought in an inconvenient forum or that the venue of the action, suit or other proceeding is improper;

(e)	it hereby waives any objections to venue; and
(f)	it hereby waives its right to a trial by jury.

12.Severability.  The parties hereto intend and believe that each provision of this Note comports with all applicable local, state and federal laws and judicial decisions.  However, if any provision or any portion of any provision contained in this Note is held by a court of law to be invalid, illegal, unlawful, void or unenforceable as written in any respect, then it is the intent of all parties hereto that such portion or provision shall be given force to the fullest possible extent that it is legal, valid and enforceable, that the remainder of this Note shall be construed as if such illegal, invalid, unlawful, void or unenforceable portion or provision was not contained therein, and the rights, obligations and interests of Maker and Holder under the remainder of this Note shall continue in full force and effect.

13.Usury Laws.  It is the intention of Maker and Holder to conform strictly to the usury laws now or hereafter in force in the State of New Jersey, and any interest payable under this Note, the Mortgage, or any Related Agreement shall be subject to reduction to an amount not to exceed the maximum non-usurious amount for commercial loans allowed under the usury laws of the State of New Jersey as now or hereafter construed by the courts having jurisdiction over such matters.  In the event such interest (whether designated as interest, service charges, points, or otherwise) does exceed the maximum legal rate, it shall be (a) canceled automatically to the extent that such interest exceeds the maximum legal rate, (b) if already paid, at the option of the Holder, either be rebated to Maker or credited against the principal amount of this Note or (c) if this Note has been prepaid in full, then such excess shall be rebated to Maker.

14.Acceleration.  Upon the occurrence and during the continuance of an Event of Default, Holder shall have the right, without demand or notice, to declare the entire principal amount of this Note and/or any Future Advance then outstanding, all accrued and unpaid interest thereon and all other sums payable under this Note, which shall include the Prepayment Premium (calculated as provided for in Paragraph 9 above), the Mortgage or any note evidencing any Future Advance, to be immediately due and payable and, notwithstanding the stated maturity in this Note or any note evidencing any Future Advance, all such sums declared due and payable shall thereupon become immediately due and payable.  During the existence of such Event of Default, Holder may apply payments received on any amounts due under this Note, the Mortgage, any Related Agreement or any note evidencing any Future Advance as Holder may determine in its sole discretion.

15.Waivers by Maker.  As to this Note, the Mortgage, the Related Agreements and any other instruments securing the indebtedness evidenced by this Note, Maker and all guarantors, sureties and endorsers, severally waive all applicable exemption rights, whether under any state constitution, homestead laws or otherwise, and also severally waive diligence, valuation and appraisement, presentment for payment, protest and demand, notice of protest, demand and dishonor and diligence in collection and nonpayment of this Note and all other notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note (except notices specifically provided for in this Note, the Mortgage and the Related Agreements).  To the extent permitted by law, Maker further waives all benefit that might accrue to Maker by virtue of any present or future laws exempting the Property, or any other property, real or personal, or the proceeds arising from any sale of any such property, from attachment, levy, or sale under execution, or providing for any stay of execution to be issued on any judgment recovered on this Note or in any action to foreclose the Mortgage, injunction against sale pursuant to power of sale, exemption from civil process or extension of time for payment.  Maker agrees that any real estate that may be levied upon pursuant to a judgment obtained by virtue of this Note, or any writ of execution issued thereon, may be sold upon any such writ in whole or in part in any order desired by Holder.

16.Maker Not Released.  No delay or omission of Holder to exercise any of its rights and remedies under this Note, the Mortgage or any Related Agreements at any time following the happening of an Event of Default shall constitute a waiver of the right of Holder to exercise such rights and remedies at a later time by reason of such Event of Default or by reason of any subsequently occurring Event of Default.  The acceptance by Holder of payment of any sum payable hereunder after the due date of such payment shall not be a waiver of Holder’s right to either require prompt payment when due of all other sums payable hereunder or to declare an Event of Default for failure to make prompt payment.  This Note, or any payment hereunder, may be extended from time to time by agreement in writing between Maker and Holder without in any other way affecting the liability and obligations of Maker and endorsers, if any.

17.Nonrecourse.  Except as otherwise set forth in this paragraph 17,  Holder’s recourse under this Note, the Mortgage and the Related Agreements shall be limited to and satisfied from the Property and the proceeds thereof, the rents and all other income arising therefrom, the other assets of Maker arising out of the Property which are given as collateral for this Note, and any other collateral given in writing to Holder as security for repayment of this Note (all of the foregoing are collectively referred to as the “Loan Collateral”).  Notwithstanding the preceding sentence:

(a)

Holder may, in accordance with the terms of this Note, the Mortgage or any Related Agreement: (i) foreclose the lien of the Mortgage, (ii) take appropriate action to enforce this Note, the Mortgage and the Related Agreements to realize upon and/or protect the Loan Collateral, (iii) name Maker as a party defendant in any action brought under this Note, the Mortgage or the Related Agreements so long as the exercise of any remedy is limited to the Loan Collateral, (iv) pursue all of its rights and remedies against any guarantor or surety or master tenant, whether or not such guarantor or surety or master tenant is a partner, member or other owner of Maker, and/or (v) pursue all of its rights and remedies against Maker and the indemnitors under that certain Environmental Indemnity Agreement of even date herewith;

(b)

Holder may seek damages or other monetary relief, to the extent of actual monetary loss, or injunctive relief, against Maker, any general partner of Maker, and the indemnitor/guarantor under that certain Nonrecourse Exception Indemnity Agreement of even date herewith (“Nonrecourse Indemnitor”) by reason of or in connection with, and to the extent caused by: (i) the failure of Maker to pay to Holder, upon demand, all rents, issues and profits of the Property to which Lender is entitled pursuant to this Note, the Mortgage or the Related Agreements during the continuance of an Event of Default; (ii) any physical waste of the Property caused by the willful act or omission by Maker which damages or materially reduces the value of the Property; (iii) the failure to apply all rents, issues and profits from the Property to the payment of operating expenses, real estate taxes, insurance, capital repair items, and the payment of sums due and owing under this Note, the Mortgage or the Related Agreements prior to any other expenditure or distribution by Maker and Maker shall have failed to remedy such breach within thirty (30) days after Holder notifies Maker of same in writing; (iv) the failure to account for and to turn over security deposits (and interest required by law or agreement to be paid thereon), prepaid rents, or lease termination payments during the continuance of an Event of Default; (v) the failure to timely pay real estate taxes or any regular or special assessments affecting the Property (unless sufficient sums are in escrow with Holder to make payment); (vi) the failure to account for and to turn over real estate tax accruals during the continuance of an Event of Default under this Note, the Mortgage or the Related Agreements; (vii) the failure to maintain casualty and liability insurance as required under the Mortgage or the Related Agreements (unless the failure to maintain is due to the Holder’s failure to apply amounts available in escrow to make payment) or to apply insurance proceeds or condemnation awards relating to the Property or other collateral, to the extent actually received by Maker, in the manner required under applicable provisions of the Mortgage or the Related Agreements; (viii) any modification, termination or cancellation of any lease of all or any portion of the Property without Holder’s prior written consent, if and to the extent such consent is required under the Mortgage or any of the Related Agreements and if and to the extent such modification, termination or cancellation has a material adverse effect on the value of the Property; (ix) a default by Maker under any lease of all or any portion of the Property; or (x) failure of Maker to pay costs and expenses, including, without limitation, attorney’s fees and transfer taxes, incurred by Holder in connection with the enforcement of this Note, the Mortgage or the Related Agreements, or a deed in lieu of foreclosure; and

(c)

Maker and the Nonrecourse Indemnitor shall be personally liable for payment of the indebtedness evidenced by this Note and the costs of performing  all other obligations of Maker under this Note, the Mortgage and the Related Agreements provided, however, Holder will not enforce such obligations against any assets other than the Loan Collateral unless and until one of the following occurs: (i) fraud or willful misrepresentation of a material fact made by Maker, the managing member or manager of Maker, or the Nonrecourse Indemnitor in connection with this Note, the Mortgage or the Related Agreements or in connection with any request for any action or consent on the part of Holder under this Note, the Mortgage or any Related Agreement; (ii) a Transfer of any interest in the Maker or all or any portion of the Property or any interest therein in violation of the terms of this Note, the Mortgage or the Related Agreements; (iii) the incurrence by Maker of any indebtedness in violation of the terms of this Note, the Mortgage or any Related Agreement (whether secured or unsecured, direct or contingent), other than unsecured debt or routine trade payables incurred in the ordinary course of business in connection with the operation of the Property; (iv) any attempt by Maker to unjustly delay or enjoin the enforcement of any remedies provided to Holder under this Note, the Mortgage or any Related Agreement, raise defenses or counterclaims in connection with any such enforcement action, or otherwise object (in bad faith) to any actions taken by Holder to exercise any remedies under this Note, the Mortgage or any Related Agreement; (v) any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law or any similar federal or state law, shall be filed by, consented to, or acquiesced in by Maker, any general partner of Maker, or the  Nonrecourse Indemnitor; or (vi) any action is taken by Maker, any general partner of Maker, or the Nonrecourse Indemnitor to oppose any motion by Holder for relief from the automatic stay in connection with any bankruptcy, reorganization or arrangement filed by, consented to, or acquiesced by Maker.

In addition, Maker, any general partners of Maker and the Nonrecourse Indemnitor shall be responsible for any costs and expenses actually incurred by Holder in connection with the collection of any amounts for which Maker, its general partners, if any, and the Nonrecourse Indemnitor is personally liable under this paragraph, including attorneys’ fees and expenses, court costs, filing fees, and all other costs and expenses incurred in connection therewith.

18.Successors and Assigns.  The provisions of this Note shall be binding upon Maker and its legal representatives, successors and assigns and shall inure to the benefit of any Holder and its successors and assigns.  In the event Maker is composed of more than one party, obligations arising from this Note are and shall be joint and several as to each such party.

19.Remedies Cumulative.  The remedies of Holder as provided in this Note, or in the Mortgage or the Related Agreements, and the warranties contained herein or therein shall be cumulative and concurrent, may be pursued singly, successively or together at the sole discretion of Holder, may be exercised as often as occasion for their exercise shall occur and in no event shall the failure to exercise any such right or remedy be construed as a waiver or release of such right or remedy.  No remedy under this Note, conferred upon or reserved to Holder is intended to be exclusive of any other remedy provided in this Note, the Mortgage or any of the Related Agreements or provided by law, but each shall be cumulative and shall be in addition to every other remedy given under the Mortgage or any of the Related Agreements or hereunder or now or hereafter existing at law or in equity or by statute.

20.Notices.  All notices, written confirmation of wire transfers and all other communications with respect to this Note shall be directed as follows:  if to Holder, c/o Allstate Investments, LLC, 3075 Sanders Road, Suite G5C, Northbrook, Illinois  60062-7127, Attention: Commercial Mortgage Loan Servicing Manager, with a copy to Allstate Investments, LLC, 3075 Sanders Road, Suite G5A, Northbrook, Illinois 60062-7127, Attention: Investment Law Division; if to Maker, c/o GTJ REIT, Inc., 60 Hempstead Avenue, West Hempstead, New York 11552, Attention: Paul A. Cooper, CEO, with a copy to: Schiff Hardin LLP, 666 Fifth Avenue, Suite 1700, New York, New York 10103, Attention: Christine A. McGuinness, Esq., or at such other place as Holder or Maker may from time to time designate in writing.  All notices shall be in writing and shall be (a) hand-delivered, (b) sent by United States express mail or by private overnight courier, or (c) served by certified mail postage prepaid, return receipt requested, to the appropriate address set forth above.  Notices served as provided in (a) and (b) shall be deemed to be effective upon delivery.  Any notice served by certified mail shall be deposited in the United States mail with postage thereon fully prepaid and shall be deemed effective on the day of actual delivery as shown by the addressee’s return receipt or the expiration of three (3) business days after the date of mailing, whichever is earlier in time.  Any notice required to be given by Holder shall be equally effective if given by Holder’s agent, if any.

21.No Oral Modification.  This Note may not be modified or discharged orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, modification or discharge is sought.

22.Time.  Time is of the essence with regard to the performance of the obligations of Maker in this Note and each and every term, covenant and condition herein by or applicable to Maker.

23.Captions.  The captions and headings of the paragraphs of this Note are for convenience only and are not to be used to interpret, define or limit the provisions hereof.

24.Transfer of Note.  Holder may, at no expense to Maker or the Nonrecourse Indemnitor, at any time without notice: (i) sell, transfer or assign this Note, the Mortgage and the Related Agreements, and any or all servicing rights with respect to this Note, or (ii) grant participations in this Note or (iii) issue mortgage pass-through certificates or other securities (“Securitizations”) evidencing a beneficial interest in this Note.  In connection with any such sale,  transfer, or assignment, Holder shall have the right from time to time to sever this Note (and any other note(s) evidencing this loan)   into one or more separate promissory notes in such denominations as Holder determines in its sole discretion, which promissory notes may be included in separate sales or Securitizations undertaken by Holder.  In conjunction with any such action, Holder may redefine the Contract Rate and amortization schedule; provided, however, (a) if Holder redefines the Contract Rate, the initial weighted average of the interest rates contained in the severed promissory notes taken in the aggregate shall equal the Contract Rate and the aggregate amount of interest to be paid by Maker shall not be increased, and (b) if Holder redefines the amortization schedule, the amortization of the severed promissory notes taken in the aggregate shall require no more amortization to be paid under such severed notes as was required under this Note, initially executed and delivered by Maker.  Subject to the foregoing, each severed promissory note, and the loan evidenced thereby, shall be upon all of the terms and provisions contained in this Note, the Mortgage and the Related Agreements, and Maker shall cooperate with all reasonable requests of Holder to accomplish the foregoing, including, without limitation, execution and prompt delivery to Holder of a severance agreement and such other documents as Holder shall reasonably require.  Maker’s failure to deliver any of the documents requested by Holder hereunder within five (5) business days after such notice by Holder shall, at Holder’s option, constitute an Event of Default hereunder.

25.Replacement Note.  Upon receipt of evidence reasonably satisfactory to Maker of the loss, theft, destruction or mutilation of this Note, and in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory to Maker or, in the case of any such mutilation, upon surrender and cancellation of this Note, Maker will execute and deliver to Holder in lieu thereof, a replacement note dated as of the date of this Note, identical in form and substance to this Note and upon such execution and delivery all references in the Mortgage to this Note shall be deemed to refer to such replacement note.

[Remainder of Page Left Blank Intentionally; Signature Page Follows]

IN WITNESS WHEREOF, Maker has caused this Mortgage Note to be duly executed on the date first above written.

MAKER:

GWL 4 CORPORATE LLC

By:  GTJ Realty, LP, its sole member

                        By:  GTJ GP LLC, its general partner

                                 By:  GTJ REIT Inc., its manager

                                                         By:/s/ Paul A. Cooper
                                                        Paul A. Cooper, CEO

GWL 8 CORPORATE LLC

By:  GTJ Realty, LP, its sole member

                        By:  GTJ GP LLC, its general partner

                                 By:  GTJ REIT Inc., its manager

                                                         By:/s/ Paul A. Cooper
                                                        Paul A. Cooper, CEO

GWL 1110 CENTENNIAL LLC

By:  GTJ Realty, LP, its sole member

                        By:  GTJ GP LLC, its general partner

                                 By:  GTJ REIT Inc., its manager

                                                         By:/s/ Paul A. Cooper
                                                        Paul A. Cooper, CEO

[Signatures Continue on the Following Page]

[Signatures Continued from the Prior Page]

GWL 25 CORPORATE LLC

By:  GTJ Realty, LP, its sole member

                        By:  GTJ GP LLC, its general partner

                                 By:  GTJ REIT Inc., its manager

                                                         By:/s/ Paul A. Cooper
                                                        Paul A. Cooper, CEO

GWL 21 CONSTITUTION LLC

By:  GTJ Realty, LP, its sole member

                        By:  GTJ GP LLC, its general partner

                                 By:  GTJ REIT Inc., its manager

                                                         By:/s/ Paul A. Cooper
                                                        Paul A. Cooper, CEO

GWL 11 CONSTITUTION LLC

By:  GTJ Realty, LP, its sole member

                        By:  GTJ GP LLC, its general partner

                                 By:  GTJ REIT Inc., its manager

                                                         By:/s/ Paul A. Cooper
                                                        Paul A. Cooper, CEO

STATE OF NEW YORK)
) ss.:
COUNTY OF NEW YORK)

I CERTIFY that on the __ day of February in the year 2015, Paul A. Cooper personally came before me and this person acknowledged under oath, to my satisfaction, that:

(a)this person is the Chief Executive Officer of GTJ REIT Inc., the corporation described in this document, which corporation is the manager of GTJ GP LLC, which is the general partner of GTJ Realty, LP, which is the sole member of GWL 4 CORPORATE LLC, GWL 8 CORPORATE LLC, GWL 1110 CENTENNIAL LLC, GWL 25 CORPORATE LLC, GWL 21 CONSTITUTION LLC and GWL 11 CONSTITUTION LLC;

(b)this person is the attesting witness to the signing of this document by the proper corporate officer who is the Chief Executive Officer of the corporation;

(c)this document was signed and delivered by the corporation in its capacity as aforesaid as its voluntary act duly authorized by a proper resolution of its Board of Directors;

(d)this person knows the proper seal of the corporation which was affixed to this document; and

(e)this person signed this proof to attest to the truth of these facts.

Signed and sworn to before me on February __, 2015.

__________________________________________

Notary Public

Print Name:______________________________

My Commission Expires:  ____________________